                                                                    EXHIBIT 99.2

                            JOINT FILING AGREEMENT

                             February 15, 2012

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission
(and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: February 15, 2012
                                 MSD CAPITAL, L.P.

                                    By:    MSD Capital Management LLC
                                    Its:   General Partner

                                    By:    /s/ Marc R. Lisker
                                           -------------------------------------
                                    Name:  Marc R. Lisker
                                    Title: Manager and General Counsel

                                    MSD SBI, L.P.

                                    By:    MSD Capital, L.P.
                                    Its:   General Partner

                                    By:    MSD Capital Management LLC
                                    Its:   General Partner

                                    By:    /s/ Marc R. Lisker
                                           -------------------------------------
                                    Name:  Marc R. Lisker
                                    Title: Manager and General Counsel

                                    MICHAEL S. DELL

                                    By:    /s/ Marc R. Lisker
                                           -------------------------------------
                                    Name:  Marc R. Lisker
                                    Title: Attorney-in-Fact